Exhibit 21
SUBSIDIARY LISTING OF CONOCOPHILLIPS
Listed below are subsidiaries of the registrant at December 31, 2010. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.

Company Name	Incorporation Location
Ashford Energy Capital S.A.	Luxembourg
BR (Global) Holdings B.V.	Netherlands
BROG LP Inc.	Delaware
Burlington Resources (Irish Sea) Limited	England
Burlington Resources (Netherlands) B.V.	Netherlands
Burlington Resources (UK) Holdings Limited	England
Burlington Resources Algeria Holdings Limited	Bermuda
Burlington Resources Canada (Hunter) Ltd.	Alberta
Burlington Resources China Holdings Limited	Bermuda
Burlington Resources China LLC	Delaware
Burlington Resources Finance Company	Nova Scotia
Burlington Resources Inc.	Delaware
Burlington Resources International Holdings LLC	Delaware
Burlington Resources International Inc.	Delaware
Burlington Resources Offshore Inc.	Delaware
Burlington Resources Oil & Gas Company LP	Delaware
Burlington Resources Trading Inc.	Delaware
Canadian Hunter Resources	Alberta
Clearwater Ltd.	Bermuda
Conoco AG, Zug	Switzerland
Conoco Asia Ltd.	Bermuda
Conoco Funding Company	Nova Scotia
Conoco Global Power Assets Sabine Inc.	Delaware
Conoco Orinoco Inc.	Delaware
Conoco Petroleum Operations LLC	Delaware
Conoco Venezuela C.A.	Venezuela
ConocoPhillips (03-12) Pty Ltd	Victoria
ConocoPhillips (Browse Basin) Pty Ltd	Western Australia
ConocoPhillips (Grissik) Ltd.	Bermuda
ConocoPhillips (U.K.) Cuu Long Limited	England
ConocoPhillips (U.K.) Eta Limited	England
ConocoPhillips (U.K.) Gama Limited	England
ConocoPhillips (U.K.) Limited	England
ConocoPhillips (U.K.) Theta Limited	England
ConocoPhillips (U.K.) Zeta Limited	England
ConocoPhillips Alaska, Inc.	Delaware
ConocoPhillips Alaska Natural Gas Corporation	Delaware
ConocoPhillips Algeria Ltd.	Cayman Islands
ConocoPhillips ANS Marketing Company	Delaware
ConocoPhillips Australia Gas Holdings Pty Ltd	Western Australia

Exhibit 21

Company Name	Incorporation Location
ConocoPhillips Australia Holdings Pty Ltd	Australia
ConocoPhillips Australia Pacific LNG Pty Ltd	Western Australia
ConocoPhillips Australia Pty Ltd	Western Australia
ConocoPhillips Bohai Limited	Bahamas
ConocoPhillips Canada (BRC) Partnership	Alberta
ConocoPhillips Canada Energy Partnership	Alberta
ConocoPhillips Canada (North) Limited	Canada
ConocoPhillips Canada Marketing & Trading ULC	Alberta
ConocoPhillips Canada Resources Corp.	Alberta
ConocoPhillips China Inc.	Liberia
ConocoPhillips Company	Delaware
ConocoPhillips Continental Holding GmbH	Germany
ConocoPhillips Energy Holding GmbH	Germany
ConocoPhillips Funding Ltd.	Bermuda
ConocoPhillips Gas Company	Delaware
ConocoPhillips Germany GmbH	Germany
ConocoPhillips Gulf of Paria B.V.	Netherlands
ConocoPhillips Hamaca B.V.	Netherlands
ConocoPhillips Holdings Limited	England
ConocoPhillips Indonesia Holding Ltd.	British Virgin Islands
ConocoPhillips Indonesia Inc. Ltd.	Bermuda
ConocoPhillips International Inc.	Delaware
ConocoPhillips International Trading Pte. Ltd.	Singapore
ConocoPhillips International Ventures Ltd.	Bahamas
ConocoPhillips Libya Waha Ltd.	Cayman Islands
ConocoPhillips Limited	England
ConocoPhillips Mineraloel Grosshandels GmbH	Germany
ConocoPhillips NGL Marketing (Canada) ULC	Alberta
ConocoPhillips Norge	Delaware
ConocoPhillips North Caspian Ltd.	Liberia
ConocoPhillips Petroleum Company U.K. Limited	England
ConocoPhillips Petroleum Holdings B.V.	Netherlands
ConocoPhillips Pipe Line Company	Delaware
ConocoPhillips Pipeline Australia Pty Ltd	Western Australia
ConocoPhillips Qatar Funding Ltd.	Cayman Islands
ConocoPhillips Qatar Ltd.	Cayman Islands
ConocoPhillips Russia Inc.	Delaware
ConocoPhillips Sabah Ltd.	Bermuda
ConocoPhillips Skandinavia AS	Norway
ConocoPhillips Surmont Partnership	Alberta
ConocoPhillips Transportation Alaska, Inc.	Delaware
ConocoPhillips Treasury Limited	England
ConocoPhillips WA-248 Pty Ltd	Western Australia
ConocoPhillips Western Canada Partnership	Alberta
ConocoPhillips Whitegate Refinery Limited	Ireland
Continental Oil Company (Nederland) B.V.	Netherlands

Exhibit 21

Company Name	Incorporation Location
COP Holdings Limited	England
COPREX LLC	Delaware
Danube Limited	Bermuda
Darwin LNG Pty Ltd	Western Australia
Douglas Oil Company of California	California
Dubai Petroleum Company	Delaware
Immingham CHP LLP	England
Inexco Oil Company	Delaware
International Petroleum Holdings LLC	Delaware
Kayo Oil Company	Delaware
Phillips Coal Company	Nevada
Phillips Gas Company Stockholder, Inc.	Delaware
Phillips International Investments, Inc.	Delaware
Phillips Investment Company	Nevada
Phillips Oil Company Nigeria Ltd.	Nigeria
Phillips Petroleum International Corporation	Delaware
Phillips Petroleum International Investment Company	Delaware
Phillips-San Juan Partners, L.P.	Delaware
Polar Tankers, Inc.	Delaware
Sooner Insurance Company	Vermont
Springtime Holdings Limited	Cayman Islands
The Louisiana Land and Exploration Company	Maryland
Wilhelmshavener Raffineriegesellschaft mbH	Germany

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